UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	May 31, 2007

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100	45202
(Registrant's telephone number, including area code)	Zip Code

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01    REGULATION FD DISCLOSURE

        The Procter & Gamble Company (the “Company”) has been advised that A.G. Lafley, Chairman of the Board, President and Chief Executive of the Company, has entered into a stock trading plan designed to comply with Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended.  Under Rule 10b5-1(c), directors and officers may adopt a prearranged plan or contract for the sale of Company securities under specified conditions and at specified times.

        Mr. Lafley's plan allows for the sale of a maximum of 160,000 shares of the Company's common stock over a two-year period during the Company’s trading “windows,” and provides for sales of specified share amounts at specified market prices, subject to specified limitations.  Sales pursuant to this plan may begin in February 2008 and will terminate on November 30, 2009, unless terminated sooner in accordance with the plan's terms.  This plan was established during the Company's current trading window and is merely an extension of Mr. Lafley’s current plan.  Any sales under the plan will comply with the holding period requirement for stock option gains as implemented by the Company’s Board of Directors and described in the Company’s Proxy Statement.  In addition, Mr. Lafley and the Company will publicly disclose any of his stock sales made under the Rule 10b5-1(c) plan.

        Except as may be required by law, the Company does not undertake to report stock trading plans by other Company officers or directors, nor to report modifications, transactions or other activities under Mr. Lafley's plan or the plan of any other officer or director.  The Company is furnishing this 8-K pursuant to Item 7.01, “Regulation FD Disclosure.”

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         THE PROCTER & GAMBLE COMPANY

                                                                BY:  /s/ E. J. Wunsch
                                                                        E. J. Wunsch
                                                                        Assistant Secretary
                                                                        May 31, 2007